UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2008

AEROCENTURY CORP.
_________________________________________

(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA 94010	60602-4260
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03: Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 1, 2008, the stockholders of AeroCentury Corp. (the "Company") approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 to 10,000,000.

On May 6, 2008, the Company filed the Certificate of Amendment with the Secretary of State of Delaware.  A form of the amendment is attached hereto as Exhibit 99.1.

AEROCENTURY CORP.

Date: May 7, 2008	By:	/s/ Neal D. Crispin

Title: Chairman and CEO